Exhibit 99.2

Capital Plan Amendments Effective December 14, 2020
The Bank has amended its Capital Plan, which will become effective December 14, 2020. The main change to the Capital Plan is the addition of a new activity-based capital stock requirement for outstanding Letters of Credit.
Specifically, the amended Capital Plan adds an activity capital stock requirement of 0.10% of notional balances for outstanding Letters of Credit to each member’s minimum capital stock requirement and an authorized range for the Letter of Credit activity stock requirement of 0.10%-1.0%.
In addition to the Letter of Credit activity stock requirement, the Bank made the following minor, non-substantive changes to the Capital Plan:
•Deletion of outdated provisions regarding initial stock exchange implemented under Gramm-Leach-Bliley,
•Clarification of certain provisions to address membership nullification (e.g., repurchase, voting),
•Deletion of outdated provision regarding membership withdrawal being conditioned on Federal Housing Finance Agency certification that the FHLBank System will not fail to satisfy its Resolution Funding Corporation obligations,
•Clarification to voluntary membership termination section to include all voluntary cancellations of charter, not just as a result of a self-liquidation.
If you have any questions about these changes, please contact your Relationship Manager or the Member Services Desk at (800) 444-2452.
November 18, 2020 | FHLBank San Francisco